     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1998

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        THE EMERGING MEXICO FUND, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
-----------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------

(5) Total fee paid:

-----------------------------------------------------------------------------
 [ ] Fee paid previously with preliminary materials.



-----------------------------------------------------------------------------
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:


-----------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:


-----------------------------------------------------------------------------

(3) Filing Party:


-----------------------------------------------------------------------------

(4) Date Filed:


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
                        THE EMERGING MEXICO FUND, INC.
                         1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019

                NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 24, 1998

To the Stockholders of
The Emerging Mexico Fund, Inc.:

   Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting") of The Emerging Mexico Fund, Inc. (the "Fund") will be held at The Roosevelt Hotel, 45th Street at Madison Avenue, New York, New York 10017 on June 24, 1998 at 2:30 P.M. for the following purposes:

   (1) To elect two Directors to serve until the 2001 Annual Meeting of Stockholders;

   (2) To consider and act upon a proposal to ratify the selection of Price Waterhouse LLP as independent accountants of the Fund for its fiscal year ending June 30, 1999;

   (3) To consider and act upon a stockholder proposal to open-end the Fund;

   (4) To consider and act upon a stockholder proposal to terminate the investment advisory agreement between Santander Management Inc. and the Fund; and

   (5) To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

   A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after June 10, 1998, at the offices of the Fund, 1285 Avenue of the Americas, New York, New York.

   You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

                                        By Order of the Board of Directors


                                        Thomas R. Smith, Jr.
                                        Secretary

New York, New York
Dated: May 21, 1998

YOUR VOTE IS IMPORTANT--Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Annual Meeting of Stockholders of The Emerging Mexico Fund, Inc.

                        THE EMERGING MEXICO FUND, INC.
                         1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019

                     1998 ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 24, 1998

                              -----------------
                               PROXY STATEMENT
                              -----------------

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Emerging Mexico Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Meeting of Stockholders of the Fund (the "Meeting"), to be held at The Roosevelt Hotel, 45th Street at Madison Avenue, New York, New York 10017 on June 24, 1998 at 2:30 P.M. The approximate mailing date of this Proxy Statement is May 21, 1998.

   All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR the election of Directors, FOR the ratification of the selection of independent accountants, AGAINST the stockholder proposal to open-end the Fund and AGAINST the stockholder proposal to terminate the Fund's investment advisory agreement. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at the Fund's address indicated above or by voting in person at the Meeting.

   The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of March 30, 1998, the Fund had outstanding 12,913,231 shares of Common Stock, par value $0.10 per share.

                        ITEM 1. ELECTION OF DIRECTORS

   Pursuant to the Articles of Incorporation of the Fund, the Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class has a term of office of three years, and each year the term of office of one class will expire. A Director elected by stockholders will serve until the Annual Meeting of Stockholders of the year in which his term expires and until his successor is elected and qualified. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a Director.

   On September 9, 1997, the Board of Directors unanimously elected Philip L. Bullen a Director of the Fund. Pursuant to the Articles of Incorporation of the Fund, Mr. Bullen now stands as a Class III Director nominee to serve until the 2001 Annual Meeting of Stockholders.

   It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of Mr. Gonzalo de Las Heras and Mr. Philip
L. Bullen as Class III Directors whose current terms expire at the Meeting. The Board of Directors of the Fund knows of no reason why these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee as the Board of Directors may recommend.

   Certain information concerning the nominees and the continuing Directors is set forth as follows:

                                                                                          SHARES OF
                                                                                       COMMON STOCK OF
                                                                                          THE FUND
                                                                                        BENEFICIALLY
                           PRINCIPAL OCCUPATION DURING PAST FIVE            DIRECTOR      OWNED AT
    NAME AND ADDRESS              YEARS AND DIRECTORSHIPS             AGE     SINCE    MARCH 30, 1998
----------------------  ------------------------------------------- -----  ---------- ---------------
Class III Nominees to serve until the 2001 Annual Meeting of Stockholders:

Gonzalo de Las Heras*    Executive Vice President, Banco              58      1990           200
45 East 53rd Street      Santander, S.A.
New York, NY 10022

Philip L. Bullen*         Managing Director, Santander Global         38      1997            --
21 Custom House Street    Advisors since 1997;
Suite 500                 Director, President and Chief Executive
Boston, MA 02110          Officer of Baring Asset Management, Inc.
                          prior thereto.






                                       2

                                                                                          SHARES OF
                                                                                       COMMON STOCK OF
                                                                                          THE FUND
                                                                                        BENEFICIALLY
                           PRINCIPAL OCCUPATION DURING PAST FIVE            DIRECTOR      OWNED AT
    NAME AND ADDRESS              YEARS AND DIRECTORSHIPS             AGE     SINCE    MARCH 30, 1998
----------------------  ------------------------------------------- -----  ---------- ---------------
Class I Director serving until the 1999 Annual Meeting of

Stockholders:
Rodney B. Wagner        Director or Trustee, Saudi Arabian Oil        67      1996             --
23 Wall Street          Company (Saudi Aramco), Saudi International
New York, NY 10260      Bank, Bechtel Enterprises, Orogen Minerals
                        Limited, World Wildlife Fund, World Wide
                        Fund for Nature, Lewis T. Preston Education
                        Fund for Girls, Friends of the Nelson
                        Mandela Children's Fund, Inc., Robert
                        College of Istanbul, American University of
                        Beirut, The Population Council and The
                        Children's Television Workshop; Vice
                        Chairman of the Board and Director, J. P.
                        Morgan & Co., Incorporated (1993-1996);
                        formerly, Vice Chairman of the Credit
                        Policy Committee, J. P. Morgan & Co.,
                        Incorporated.

Class II Directors serving until the 2000 Annual Meeting of

Stockholders:
Edgar R. Fiedler        Senior Fellow and Economic Counsellor, The    69      1990          5,036
50023 Brogden           Conference Board; Director or Trustee, AARP
Chapel Hill, NC 27514   Investment Program from Scudder, The Brazil
                        Fund, Inc., Scudder Institutional Fund,
                        Inc., Scudder Fund, Inc., Scudder Pathway
                        Series, Harris Insight Funds, Inc., PEG
                        Capital Management, Inc., and The Stanley
                        Works. Formerly, Assistant Secretary of the
                        U.S. Treasury for Economic Policy.

Richard S. Weinert      President, Leslie, Weinert & Co. (financial   57      1990          2,369
501 Madison Avenue      consulting firm); Director, Environmental
New York, NY 10022      Enterprises Assistance Fund (venture
                        capital firm).

------------
* "Interested person," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund.

   Committee and Directors' Meetings. The Board of Directors has a standing Audit Committee and Nominating Committee, each of which consists of the Directors who are not "interested persons" of the Fund within the meaning of the 1940 Act. The principal purpose of the Audit Committee is to review the scope of the annual audit conducted by the Fund's independent accountants and the evaluation by such accountants of the accounting procedures followed by the Fund. The principal purpose of the Nominating Committee is to select and nominate the Directors who are not "interested persons" of the Fund as defined in the 1940 Act. The Nominating Committee will consider nominees recommended by stockholders of the Fund. Stockholders should submit nominees to the Secretary of the Fund. The Fund has no standing Compensation Committee.

   During the fiscal year ended June 30, 1997, the Board of Directors held six meetings and the Audit Committee held one meeting. Each Director then in office attended at least 75% of the meetings of the Board of Directors and the Audit Committee held during such period.

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers, directors and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). Officers, directors and greater than ten percent stockholders are required by the SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Fund's review of the copies of such forms and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file a Form 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the 1940 Act, i.e., any advisory board member, investment adviser or affiliated person of the Fund's investment adviser, have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year.

   Interested Persons. The Fund considers two Directors, Messrs. Gonzalo de Las Heras and Philip L. Bullen, to be "interested persons" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act because of the positions they hold with an affiliate of Santander Management Inc., Bahamas Financial Centre, Charlotte and Shirley Streets, Nassau, Bahamas, the Fund's investment adviser ("Santander" or the "Investment Adviser") and Gestion Santander Mexico, S.A. de C.V., Reforma No. 221, Col. Cuauhtemoc 06500 Mexico, D.F., Mexico, the Fund's sub-adviser in Mexico ("Santander Mexico" or the "Mexican Sub-Adviser").

   Compensation of Directors. The Fund pays to each Director not affiliated with the Investment Adviser, the Mexican Sub-Adviser or their affiliates an annual fee of $7,000 plus $750 per board meeting attended and $750 per Audit Committee meeting attended (except that such fee shall be $250 if the Audit Committee meeting is held on the same day as a board meeting), together with all Directors' actual out-of-pocket expenses relating to attendance at meetings. Such fees and expenses aggregated $31,890 for the fiscal year ended June 30, 1997.

   The following table sets forth compensation paid by the Fund to the non-affiliated Directors:

                                                                                     TOTAL
                                                                               COMPENSATION FROM
                                              PENSION OR RETIREMENT BENEFITS FUND COMPLEX PAID TO
                     AGGREGATE COMPENSATION      ACCRUED AS PART OF FUND     DIRECTORS DURING THE
                    FROM FUND FOR ITS FISCAL   EXPENSES FOR ITS FISCAL YEAR   CALENDAR YEAR ENDED
 NAME OF DIRECTOR   YEAR ENDED JUNE 30, 1997       ENDED JUNE 30, 1997         DECEMBER 31, 1997
------------------  ------------------------ ------------------------------  --------------------
Edgar R. Fiedler             $11,000                       None                     $10,250
Rodney B. Wagner             $ 8,250                       None                     $10,250
Richard S. Weinert           $11,000                       None                     $10,250

   Officers of the Fund. The following table sets forth information concerning the officers of the Fund.

                                                                                            OFFICER
          NAME AND PRINCIPAL OCCUPATION DURING PAST FIVE YEARS             OFFICE     AGE    SINCE
----------------------------------------------------------------------  ----------- -----  ---------
Gonzalo de Las Heras--Executive Vice President, Banco Santander, S.A.    President    58      1990
Thomas R. Smith, Jr.--Partner, Brown & Wood LLP, counsel to the Fund.    Secretary    60      1990
C. William Maher--Senior Vice President and Chief Financial Officer of   Treasurer    37      1993
 Mitchell Hutchins Asset Management Inc., 1285 Avenue of the Americas,
 New York, New York 10019 (the "Administrator"); Treasurer of other investment companies for which the Administrator serves as
 administrator.

   Stock Ownership of Directors and Officers. At March 30, 1998, the Directors and officers of the Fund as a group (7 persons) owned an aggregate of less than 1/4 of 1% of the outstanding shares of the Fund.

   Stock Ownership of Certain Beneficial Owners. The following table sets forth the beneficial ownership of the Fund's Common Stock for each person known to be the beneficial owner of more than five percent of the Common Stock.

                                         SHARES OF COMMON STOCK
                                     BENEFICIALLY OWNED AS OF MARCH
                                                30, 1998
        NAME AND ADDRESS OF         --------------------------------
         BENEFICIAL OWNER              NUMBER       PERCENT OF TOTAL
----------------------------------  -------------   ----------------
City of London Investment Group
 PLC 10 Eastcheap London EC3M IAJ
 England                             2,088,300(1)        16.2%(1)
President and Fellows of Harvard
 College c/o Harvard Management
 Company, Inc. 600 Atlantic
 Avenue Boston, MA 02210             1,005,201(2)         7.8%

------------
(1) This information is based upon information reported by the stockholder in a filing on Schedule 13G made with the SEC on February 11, 1998. The Fund has been informed by the stockholder that such 2,088,300 shares of Common Stock includes the beneficial ownership of 2,050,300 shares of Common Stock (or 15.9% of total) reported on a
        Schedule 13G filed with the SEC on February 11, 1998 by City of London Investment Management Company Limited (an affiliate of City of London Investment Group PLC located at the same address) and that such 2,088,300 shares of Common Stock includes the beneficial ownership of 650,000 shares of Common Stock (or 5.03% of total) reported on a Schedule 13D filed with the SEC on April 18, 1997 by The Investible Emerging Markets Country Fund (an affiliate of City of London Investment Group PLC located at the same address).

(2) This information is based upon information reported by the stockholder in a filing on Schedule 13G made with the SEC on February 13, 1998.

                 ITEM 2. SELECTION OF INDEPENDENT ACCOUNTANTS

   On the recommendation of the Audit Committee, the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Price Waterhouse llp ("Price Waterhouse") as independent accountants, to examine the financial statements of the Fund for the fiscal year ending June 30, 1999. Price Waterhouse has acted as the Fund's independent accountants since the inception of the Fund. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants.

   Representatives of Price Waterhouse are expected to be present at the Meeting to answer questions from stockholders and to make a statement if they so desire.

                         ITEM 3. STOCKHOLDER PROPOSAL
                     WITH RESPECT TO CONVERTING THE FUND
                             TO AN OPEN-END FUND

   THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST ITEM 3. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF STOCKHOLDERS.

STOCKHOLDER PROPOSAL

   A stockholder has submitted the following proposal for inclusion in this Proxy Statement. Such stockholder claims beneficial ownership of more than 1,000 shares of common stock of the Fund. The Fund will provide the name and address of the proposing stockholder to any person who so requests such information by written or oral request to C. William Maher at the Administrator, 1285 Avenue of the Americas, New York, New York 10019.

     RESOLVED: The stockholders of the Fund (1) deem it in their best interests that the Fund be converted to an open-end fund, and (2) strongly recommend that the Board of Directors take action to convert the fund to an open-end fund as soon as possible.

   The proposing stockholder requested that the following statement be included in the proxy statement in support of the proposal:

   As a closed-end fund, shares of the Fund have been languishing at a large discount to net asset value ("NAV"). Conversion to an open-end fund whose shares would be redeemable at NAV would eliminate this discount and increase the value of your investment. For example, based upon the reported NAV of $12.21 and the market price of $9.6875 as of the close of business on May 7, 1998, 1,000 shares of the Fund will be worth approximately $2,500 more if it open-ends than if it remains closed.

   Management will probably provide a litany of reasons as to why our Fund should remain a closed-end fund. Take these reasons with a large grain of salt. In my view, they are a smokescreen to divert your attention from the real issue -- FEE PRESERVATION FOR THE INVESTMENT ADVISOR VS. GREATER SHAREHOLDER VALUE FOR US. If the Fund converts to an open-end fund, some stockholders may redeem their shares at NAV, which would lead to lower management fees. Preservation of its fees is, in my opinion, the real reason management opposes open-ending but that is hardly a reason for you to forego this opportunity to increase the value of your shares.

   Do not be swayed by management's self-serving arguments about the long-term advantages of closed-end funds. Remember that this is a management that has been responsible for three coercive and dilutive rights offerings. Clearly, there is a conflict of interest between management and the stockholders. It is in your own economic interest to reject management's pleas and vote to convert the Fund to an open-end fund.

THE BOARD OF DIRECTORS' RESPONSE TO THE STOCKHOLDER'S PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL STOCKHOLDERS TO VOTE AGAINST THE PROPOSAL. THE REASONS FOR THIS UNANIMOUS OPINION ARE AS FOLLOWS:

   Your Board of Directors strongly urges you to vote against the proposal to recommend open-ending the Fund. We believe that conversion to an open-end fund will harm the long-term interests of the majority of our stockholders and benefit only a few opportunistic large holders, commonly referred to as "open-end arbitrageurs".

   Your Board of Directors believes that the closed-end fund structure is the best structure for a single country fund pursuing the investment strategies of the Fund in Mexico. The Fund's performance bears this out:

   o During the two-year period ended December 31, 1997, the cumulative net asset value return of the Fund was 96% as compared to 80% for the Mexican stock exchange index.

   o During 1996 and 1997, the Fund's net asset value increased 30% and 51%, respectively.

   o During this same period, the Fund also outperformed the other two U.S. registered Mexican country funds.

   Your Board of Directors strongly believes that it is in the long-term best interests of stockholders for the Fund to remain a closed-end fund. Recent experience demonstrates that open-ending has adverse effects, including increased expenses and increased taxes, on redeeming and continuing stockholders.

 Closed-End vs. Open-End Structure

   The Fund is a closed-end investment fund whose shares are traded on the New York Stock Exchange. The proposal to open-end the Fund assumes that doing so will increase the value of the stockholders' investment. The Directors of the Fund disagree. The Fund was designed and operates as a closed-end fund specifically to enhance its investment performance for the benefit of its long-term investors.

   Closed-end investment companies differ from open-end investment companies (commonly referred to as "mutual funds") in that closed-end investment companies have a permanent capital base, whereas open-end companies issue securities redeemable by the stockholder at net asset value at any time. Accordingly, open-end companies are subject to periodic asset in-flows and out-flows that would compromise an investment strategy such as the Fund's. Closed-end companies do not have to liquidate portfolio holdings periodically. Nor do they have to maintain cash positions to meet redemptions. Probably the most important advantage of closed-end funds is that they do not have any limitations on holding thinly traded securities. This allows the Fund to build up positions in promising growth companies which are difficult to liquidate on short notice without depressing their value.

   The Directors have consistently addressed the discount issue. By law, the Directors must apply their business judgment to look solely after your interests as stockholders. Please note that three of the five

Directors are independent of the Investment Adviser. The Directors have nothing to gain by standing in the way of a reduction in the discount. In particular, please note that the Directors do not earn any fees that could be impacted by a decision to open-end the Fund and three of the five Directors are themselves investors in the Fund.

 The Closed-End Format is Essential to the Fund's Investment Policies

   Your Board of Directors believes that the closed-end fund structure is the best structure for a fund investing in Mexico with our investment strategies. An open-end structure would severely disrupt the Fund's current portfolio strategies and would force the sale of securities in a relatively illiquid market at times when it would hurt the Fund and its stockholders.

   The closed-end format is particularly beneficial given the emphasis on investments in small-and mid-sized companies that have contributed to the strong performance of the Fund. The closed-end format allows the Fund to maintain a fully invested portfolio in these high growth stocks and to concentrate on achieving the highest investment return possible for its stockholders --a strategy that the Fund would almost certainly have to abandon if it were to open-end. It would be extremely difficult for stockholders to invest in the stock of these companies on their own. The Fund is the best vehicle for this type of investment.

   If the Fund were to convert to an open-end structure, there would be other consequences, which would not be in the best interests of all of the Fund's stockholders, including:

   o to the extent stockholder redemptions could not be satisfied by distributions in-kind, requiring the Fund to sell thinly traded high growth stocks in the Mexican market in volatile times, probably at less than true market value, thereby diminishing the long-term net asset value of the Fund;

   o causing long-term and new investors to bear increased transaction costs as the Fund liquidates investments or makes distributions in-kind to meet redemptions being made by arbitrageurs and short-term stockholders seeking to cash in their investments currently;

   o exposing either the Fund and its remaining stockholders or recipients of distributions in-kind to significant capital gains tax liability;

   o requiring the Fund to maintain unproductive cash reserves to meet potential redemptions; and

   o subjecting (at least initially) long-term and new investors to higher expense ratios.

 Discounts to Net Asset Value

   Your Board of Directors is aware that in recent years the attractiveness of the U.S. stock market relative to the Mexican market has contributed to an increase in the Fund's discount. However, you should be aware that closed-end funds frequently trade at a discount from their net asset value. In fact, the other Latin American closed-end single country equity funds have had discounts of a magnitude similar to the Fund's discount. These discounts do not always prevail, however, and you may recall that at times in 1993, 1994 and 1995 your shares in the Fund traded at a premium to their net asset value.

   The Directors believe that focusing solely on discount is misplaced --an indication of an extremely short-term investment focus. The Directors believe that a better way to measure performance is by the change in the market price that is actually experienced. For example, during 1997 the market price return for the shares was 44%. The Directors believe that variations between market price and net asset value are inherent characteristics of the closed-end format, which they believe is the most appropriate format for the Fund. Your Directors believe that operating as a closed-end fund will help maximize the long-run investment return of the Fund.

   The Directors are not complacent about the Fund's discount and continue to address it with serious concern, but in a prudent manner that considers the interests of all of the Fund's stockholders. They review the discount thoroughly at every Board meeting and have studied many steps aimed at reducing it, including share repurchase programs, tender offers for outstanding shares, managed dividends, utilization of leverage, open-ending the Fund and liquidating the Fund's assets. Their research has consistently shown that share repurchases and tender offers have almost always been very disappointing. Furthermore, the Board feels that liquidating the portfolio would deprive stockholders of long-term investment opportunities in the Mexican market and that open-ending would be inappropriate for the reasons stated above. The Directors will continue to review the discount and will consider such additional steps as they deem appropriate.

 Other Considerations

   If the Fund converts to an open-end fund, any redemption requests would be satisfied either through distributions in cash generated from the sale of portfolio securities or through the distribution in-kind of portfolio securities to redeeming stockholders. Any sale of portfolio securities by the Fund would likely result in significant capital gains tax liability to the Fund and its remaining stockholders. In the case of distributions in-kind, however, any capital gains tax exposure would be borne by the applicable redeeming stockholder rather than by the Fund and its remaining stockholders.

   In addition, the Directors reserve the right to impose a fee of up to 2.5% on redemptions. Such a fee, which would be retained by the Fund, would be similar to fees that have been proposed by other funds considering a conversion from closed-end to open-end status. The purpose of the fee would be to offset the brokerage and other costs of such redemptions.

                                    *****

   Do not be misled by the proponent's example of the benefit of open-ending. The alleged increase in the value of the shares suggested by the proponent is based upon speculative assumptions as to the future relationship between net asset value and market values, and also does not take into account the imposition of the redemption fee, the possible necessity of distributions in-kind and the significant tax consequences that would likely result from an open-ending of the Fund. Most importantly, it ignores the other adverse consequences after open-ending for the long-term stockholders for whom the Fund was designed.

   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL
NO. 3.

                  ITEM 4. STOCKHOLDER PROPOSAL TO TERMINATE
                THE FUND'S INVESTMENT ADVISORY AGREEMENT WITH
                          SANTANDER MANAGEMENT INC.

   THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY AND STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST ITEM 4. THE DIRECTORS BELIEVE THE PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF STOCKHOLDERS.

STOCKHOLDER PROPOSAL

   A stockholder has submitted the following proposal for inclusion in this Proxy Statement. Such stockholder claims beneficial ownership of 211,392 shares of common stock of the Fund. The Fund will provide the name and address of the proposing stockholder to any person who so requests such information by written or oral request to C. William Maher at the Administrator, 1285 Avenue of the Americas, New York, New York 10019.

     RESOLVED: The investment advisory agreement between Santander Management Inc. and the Fund shall be terminated.

   The proposing stockholder requested that the following statement be included in the proxy statement in support of the proposal:

   The surest way to enable stockholders of the Fund to realize net asset value ("NAV") for their shares is to convert the Fund to an open-end fund. If the Fund is open-ended, every shareholder will benefit. For example, based upon the reported NAV of $12.21 and the market price of $9.6875 as of the close of business on May 7, 1998, 1,000 shares of the Fund will be worth about $2,500 more if it open-ends than if it remains a closed-end fund.

   We believe that Santander, the current investment advisor, is the main impediment to open-ending because of its fear that its fees may decline if we are able to redeem our shares at NAV. Santander has instigated three coercive and highly dilutive rights offerings, each of which increased its own fees. In 1994, when the Fund's NAV was over $20 per share, Santander recommended a rights offering ostensibly to enable the Fund to benefit from NAFTA. The timing was disastrous. A year later, the NAV was less than $5 per share.

   While passage of this proposal would not directly result in open-ending the Fund, it would encourage the Board of Directors to seek a new investment advisor who is more committed than Santander to increasing the value of our shares. SHAREHOLDERS DESERVE NO LESS.

THE BOARD OF DIRECTORS' RESPONSE TO THE STOCKHOLDER'S PROPOSAL

   THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE PROPOSAL DESCRIBED ABOVE AND STRONGLY URGES ALL STOCKHOLDERS TO VOTE AGAINST THE PROPOSAL. THE REASONS FOR THIS UNANIMOUS OPINION ARE AS FOLLOWS:

   Your Board of Directors strongly urges you to vote against the proposal to terminate the investment advisory agreement between Santander Management Inc. ("Santander" or the "Investment Adviser") and the Fund. Santander is responsible for the Fund's recent outstanding performance. Further, the proposal, if approved, could lead to a period of uncertainty that could substantially harm the Fund's performance.

The Investment Adviser's portfolio management abilities have made the Fund an outstanding performer in its class for the past two years.

   o During the two-year period ended December 31, 1997, the Fund's cumulative net asset value return was 96% as compared to 80% for the Mexican stock exchange index (the "index").

   o During 1996 and 1997, the Fund's net asset value increased 30% and 51%, respectively.

   o During this same period, the Fund also outperformed the other two U.S. registered Mexican country funds.

   Despite the claims of the proponent, any decision to open-end the Fund rests with the Directors and the stockholders, not the Investment Adviser. The Directors are not complacent about the Fund's discount and continue to address it with serious concern, but in a prudent manner that considers the interests of all of the Fund's stockholders. They review the discount thoroughly at every Board meeting and have studied many steps aimed at reducing it. By law, the Directors must apply their business judgment to look solely after your interests as stockholders. The Investment Adviser has certainly not impeded this effort, but rather has assisted in it.

   Termination of the Advisory Agreement would not result by itself in an open-ending of the Fund. Rather, it would result in substantial costs to the Fund and portfolio management upheaval that could have a significant adverse effect on the value of the Fund's portfolio.

   Upon a termination of the Advisory Agreement, the Directors would have to make new investment advisory arrangements which would then have to be approved by stockholders. The Fund's investment process would be disrupted. The Directors believe that the costs of negotiating acceptable advisory arrangements with a new adviser and the difficulty in retaining a new adviser with comparable experience in the Mexican market could have a significant adverse effect on the Fund. The Directors believe that seeking open-ending through this maneuver is nothing short of reckless.

   In the first paragraph of the supporting statement, the proponent states that "[i]f the Fund is open-ended, every shareholder will benefit." The Directors of the Fund disagree with this simplistic assertion. As discussed above, the Directors strongly believe that it is in the long-term best interest of stockholders for the Fund to remain a closed-end fund.

   Please see the Board of Directors' response to the proposal contained in
Item 3 above for the many adverse consequences of open-ending, which is incorporated herein by this reference.

                                    *****

   Do not be misled by the proponent's example of the benefit of open-ending. The alleged increase in the value of the shares suggested by the proponent is based upon speculative assumptions as to the future relationship between net asset value and market values, and also does not take into account the imposition of the redemption fee, the possible necessity of distributions in-kind and the significant tax consequences that would likely result from an open-ending of the Fund, each of which is more fully discussed in Item 3 above. Most importantly, it ignores the other adverse consequences after open-ending for the long-term stockholders for whom the Fund was designed.

   YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL
NO. 4.

THE INVESTMENT ADVISER AND MEXICAN SUB-ADVISER

   The Fund's investments are managed by the Investment Adviser, pursuant to an investment advisory agreement dated August 30, 1991, as amended on May 8, 1995 (the "Advisory Agreement"). Santander has been the Fund's investment adviser since the Fund's inception in 1990. As of April 30, 1998, the Investment Adviser and its affiliates had over $886 million in assets under management.

   The Investment Adviser, an indirect subsidiary of Banco Santander, S.A., was organized under the laws of the Commonwealth of the Bahamas on July 3, 1990 and is registered under the Investment Advisers Act of 1940, as amended. The Investment Adviser's principal address is P.O. Box N-1682, Bahamas Financial Centre, 3rd Floor, Charlotte & Shirley Streets, Nassau, Bahamas.

   The following table sets forth the name, title and principal occupation of the principal executive officer and each director of the Investment Adviser:

        NAME*                   TITLE                             PRINCIPAL OCCUPATION
-------------------  -------------------------- -------------------------------------------------------
Eduardo Suarez       President and Director     Chairman and Managing Director of BSN Gestion de
                                                Patrimonios S.A. SGC
Mariano Scola        Secretary and Director     Deputy Manager of Banco Santander International (Miami,
                                                Florida)
Paula Barreiros      Director                   Financial Controller, Santander Investment (Nassua,
                                                Bahamas)

------------
* The address of Eduardo Suarez is Paseo de la Castellana 32, 28046 Madrid, Spain. The address of Mariano Scola and Paula Barreiros is P.O. Box N-1682, Bahamas Financial Centre, 3rd Floor, Shirley & Charlotte Streets, Nassau, Bahamas.

   Santander Mexico, an affiliate of the Investment Adviser and an indirect subsidiary of Banco Santander, S.A., provides investment advisory services relating to Mexican securities to the Fund pursuant to a sub-advisory agreement between Santander and Santander Mexico dated January 1, 1997 (the "Sub-Advisory Agreement"). Santander and Santander Mexico are sometimes referred to herein collectively as the "Investment Advisers."

   The following table sets forth the name, title and principal occupations of the principal executive officer and each director of the Mexican Sub-Adviser:

       NAME*                          TITLE                             PRINCIPAL OCCUPATION
------------------  ---------------------------------------- ----------------------------------------
Pablo Mancera       General Director                         Managing Director of Gestion Santander
                                                             Mexico
Roberto Cano        Director of Management and Marketing     Administrative Operations of Gestion
                                                             Santander Mexico
Jesus Mendoza       Director of Fixed Income                 Fixed Income Investments of Gestion
                                                             Santander Mexico
Henry Garrido       Deputy Manager Equity Investments        Equity Investments of Gestion Santander
                                                             Mexico
Jaime Domenech      Equity Trader                            Equity Investments of Gestion Santander
                                                             Mexico

------------
* The address of each of Messrs. Mancera, Cano, Mendoza, Garrido and Domenech is Av. Paseo de la Reforma #211, Mexico, D.F. 06500.

   The Advisory and Sub-Advisory Agreements. The Advisory Agreement was initially approved by the Board of Directors of the Fund, including all of the non-affiliated Directors, on August 30, 1991, and was approved by the then sole stockholder of the Fund, on August 30, 1991. The Advisory Agreement was last approved by the stockholders of the Fund at their Annual Meeting held on May 5, 1995. The Sub-Advisory Agreement was approved by the Board of Directors of the Fund, including all of the non-affiliated Directors, on March 10, 1995. The Advisory Agreement and the Sub-Advisory Agreement are sometimes referred to herein collectively as the "Investment Advisory Agreements".

   The Advisory Agreement had an initial term ending August 31, 1993 and the Sub-Advisory Agreement has an initial term ending January 1, 1999 and both agreements provide that, after the initial period of effectiveness, it will continue in effect from year to year thereafter provided such continuance is approved at least annually by vote of a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund or by the Directors of the Fund and, in either event, by the vote cast in person by a majority of the Directors who are not parties to the applicable agreement or "interested persons" of any such party (as defined in the 1940 Act) at a meeting called for the purpose of voting on such approval. The Advisory Agreement's and the Sub-Advisory Agreement's most recent continuation were approved by the Directors, including a majority of Independent Directors, at a Meeting of the Directors held on September 9, 1997, called for the purpose of approving the Investment Advisory Agreements. If the stockholder's proposal is defeated, the Fund's Advisory Agreement will remain in effect until September 9, 1998 and the Sub-Advisory Agreement will remain in effect until January 1, 1999.

   Copies of each of the Advisory Agreement and the Sub-Advisory Agreement are set forth as Exhibits A and B, respectively. Set forth below is a summary of the terms of such agreements.

   Investment Advisory Services. Under the Investment Advisory Agreements, the Investment Advisers agree to provide investment advisory services, economic research and securities analysis to the Fund, subject to the oversight and supervision of the Board of Directors of the Fund. In addition to managing the Fund's portfolio in accordance with the Fund's investment objective and policies, it is the responsibility of the Investment Advisers to make decisions to buy, sell or hold particular securities.

   The Advisory Agreement obligates Santander to provide, or arrange for the provision of, investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of the Investment Adviser or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including, among other things, taxes, expenses for legal, tax and auditing services, costs of printing proxies, listing fees, stock certificates, stockholder reports, prospectuses, charges of the custodian, sub-custodians and transfer agent, SEC fees, expenses of registering the shares under Federal, state and foreign laws, fees and expenses of unaffiliated Directors, accounting and pricing costs (including the weekly calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund.

   For the fiscal year ended June 30, 1997, the Fund paid brokerage commissions of $392,705. Casa de Bolsa Santander, S.A. de C.V. and Santander Investment Securities, Inc., affiliates of the Investment Adviser, earned commissions on the execution of such portfolio security transactions in the amount of $57,338.

   Compensation and Expenses. As compensation for the services of the Investment Advisers to the Fund, the Investment Adviser receives 0.90% of the Fund's average weekly net assets (i.e., the average weekly value of the total assets of the Fund) up to and including $200 million and 0.80% of the Fund's average weekly net assets in excess of $200 million. The Investment Adviser, pursuant to the Sub-Advisory Agreement, in turn pays 0.15% of the Fund's average weekly net assets (out of the fee received by the Investment Adviser from the Fund) to Santander Mexico for its advisory services. For the fiscal year ended June 30, 1997, the Fund paid or accrued fees to the Investment Advisers of $1,074,892, $93,424 of which was paid to Santander Mexico. At April 30, 1998, the net assets of the Fund aggregated approximately $161 million. At this net asset level, the annual investment advisory fee would aggregate $1,449,000, $241,500 of which would be paid to Santander Mexico.

   Duration and Termination. As indicated above, the Advisory Agreement will remain in effect until September 9, 1998 and the Sub-Advisory Agreement will remain in effect until January 1, 1999, and, with respect to both agreements, from year to year thereafter if approved annually (a) by the Board of

Directors of the Fund or by a majority of the outstanding shares of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the 1940 Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the stockholders of the Fund.

                            ADDITIONAL INFORMATION

   The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for the Meeting, for a fee of approximately $37,500, together with reimbursement of such firm's expenses.

   In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

   The election of Directors requires a plurality of the votes cast, in person or by proxy, at a meeting at which a quorum is duly constituted. Ratification of the selection of independent accountants requires the affirmative vote of a majority of the shares present and voting on the proposal at a meeting at which a quorum is present. Approval of the stockholder proposal to open-end the Fund requires the affirmative vote of a majority of the shares present at a meeting at which a quorum is present. Approval of the stockholder proposal to terminate the advisory agreement requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, which is the vote (a) of 67% or more of the shares of the Fund present at the meeting of the holders if more than 50% of the outstanding shares are present or represented by proxy, or (b) of more than 50% of the outstanding shares, whichever is less. If the Advisory Agreement is terminated by stockholders at the Meeting, the Board of Directors will consider the Fund's options which may include, among other alternatives, liquidating the Fund, merging the Fund with another fund, or searching for a replacement investment adviser. The holders of a majority of the Fund's Common Stock entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting.

   The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each proposal before the Meeting. The Fund understands that, under the rules of the NYSE, such broker-dealers may, without instructions from such customers and clients, grant authority to the proxies designated by the Fund to vote on certain items to be considered at the Meeting if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Certain broker-dealer firms may exercise discretion over shares held in their name for which no instructions are received by voting such shares in the same proportion as they have voted shares for which they have received instructions.

   The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the items to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), as well as the shares as to which proxies are returned by record shareholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will not have an effect on the election of Directors or the ratification of the selection of independent accountants, although they will count toward the presence of a quorum. Abstentions and broker non-votes will have the same effect as a vote against the approval of the stockholder proposals.

   The Fund is aware that a stockholder could attempt to introduce certain proposals for consideration at the Meeting. One proposal relates to a recommendation that the Fund's directors resign. Another proposal recommends that expenses incurred by the stockholder related to the Meeting be reimbursed by the Fund. The Board of Directors maintains that the proposals may not be properly brought before the Meeting or any adjournment thereof. If an attempt is made to bring the proposals before the Meeting or any adjournment thereof, the proxy holders will, if necessary, use their discretionary authority to vote against such proposals.

   Management knows of no other matters to be presented at the annual meeting. However, if other matters are presented for a vote at the meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

ANNUAL REPORT DELIVERY

   The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended June 30, 1997 and its semi-annual report for the six months ended December 31, 1997 to any stockholder upon request. Such requests should be directed by mail to PNC Bank, N.A., Attn: The Emerging Mexico Fund, Inc., P.O. Box 8950, Wilmington, Delaware 19899 or by telephone to 1-800-852-4750.

PROPOSALS OF STOCKHOLDERS

   It is expected that the next annual meeting of stockholders will be held in May 1999. Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by December 15, 1998.

                                        By Order of the Board of Directors
                                        Thomas R. Smith, Jr.
                                        Secretary

Dated: May 21, 1998

                                                                     EXHIBIT A

                        INVESTMENT ADVISORY AGREEMENT

   Agreement, dated and effective as of August 30, 1991, as amended as of May 8, 1995 between The Emerging Mexico Fund, Inc., a Maryland corporation (the "Fund"), and Santander Management Inc., a Bahamas corporation (the "Investment Adviser").

   WITNESSETH: That in consideration of the mutual covenants herein contained, it is agreed by the parties as follows:

   1. The Investment Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund economic research, securities analysis and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus, dated October 2, 1990 (the "Prospectus") and in accordance with guidelines and directions from the Fund's Board of Directors; (ii) to assist the Fund as it may reasonably request in the conduct of the Fund's Board of Directors; (iii) to maintain or cause to be maintained for the Fund all books and records required under the Investment Company Act of 1940, as amended (the "1940 Act"), to the extent that such books and records are not required to be maintained or furnished by the administrator, custodian or other agents of the Fund; (iv) to furnish at the Investment Adviser's expense clerical services related to research, statistical and investment work; and (v) to pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees (including the Fund's share of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Investment Adviser, provided, however, that the Fund, and not the Investment Adviser, shall bear travel expenses of directors and officers of the Fund who are directors, officers or employees of the Investment Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof. The Investment Adviser shall bear all expenses arising out of its duties hereunder but shall not be responsible for any expenses of the Fund other than those specifically allocated to the Investment Adviser in this paragraph 1. In particular, but without limiting the generality of the foregoing, the Investment Adviser shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are directors, officers or employees of the Investment Adviser whose services may be involved, for the following expenses of the Fund: legal fees and expenses of counsel (United States and Mexican) to the Fund; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees; dues and expenses incurred in connection with membership in investment company organizations; salaries, fees and expenses of the Fund's officers and employees (including the Fund's share of payroll taxes) and any fees and expenses of the Fund's directors (except as set forth in clause (v) above); fees and expenses of the Fund's administrator, custodian, subcustodians, transfer agents and registrars; expenses for portfolio pricing services by a pricing agent, if any; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to shareholders; expenses of the dividend reinvestment and share purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses of the Fund; and costs of stockholders' and other meetings.

   2. The Fund agrees to pay in the United States dollars to the Investment Adviser, as full compensation for the services to be rendered and expenses to be borne by the Investment Adviser hereunder, a monthly fee computed at the annual rate of 0.90% of the Fund's average weekly net assets up to and including $200 million and a monthly fee computed at the annual rate of 0.80% of the Fund's average weekly net assets in excess of $200 million. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the business day of each week designated by the Fund's board of directors where such business day of the week falls within that month, and the aggregate value of such assets shall be divided by the number of such weeks. The fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination, and the fee for such period shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee to the Investment Adviser shall be made within the ten days next following the day as of which such payment is so computed.

   The value of the net assets of the Fund shall be determined in accordance with the Prospectus.

   3. Nothing herein shall be construed as prohibiting the Investment Adviser from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients that may invest in securities of Mexican issuers; nor shall anything herein be construed as constituting the Investment Adviser as an agent of the Fund.

   4. (a) The Investment Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Investment Adviser nor its officers, directors, employees, agents or controlling persons as defined in the 1940 Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or by reason of reckless disregard on the part of the Investment Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Investment Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Adviser.

   (b) The Fund indemnifies the Investment Adviser to the fullest extent permitted by law against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Investment Adviser as the result of any action, suit or proceeding against the Investment Adviser in its capacity as investment manager of the Fund in connection with the matters to which this Agreement relates except to the extent that such action, suit or proceeding results from the willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser or its reckless disregard of its obligations and duties under this Agreement

   5. This Agreement shall remain in effect for a period of two years from the date herein, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund.

   This Agreement may nevertheless be terminated at any time without penalty, on 60 days' written notice, by the Fund's Board of Directors, by vote of holders of the outstanding voting securities of the Fund, or by the Investment Adviser. This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Investment Adviser's business or to a wholly-owned subsidiary of such corporate successor that does not result in a change of actual control or management of the Investment Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

   6. The Fund understands that the Investment Adviser may act in the future as investment adviser to one or more managed accounts or as investment adviser to one or more other investment companies, and the Fund has no objection to the Investment Adviser so acting. The Fund understands that the persons employed by the Investment Adviser to assist in the performance of the Investment Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Investment Adviser or any affiliate of the Investment Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

   7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto other than as contemplated by
Section 5. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to any agreement with the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval.

   8. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act.

   IN WITNESS WHEREOF, the parties have executed this Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                          THE EMERGING MEXICO FUND, INC.

                                          By /s/ Gonzalo de Las Heras
                                          -----------------------------------
                                               President

                                          SANTANDER MANAGEMENT INC.

                                          By /s/ Mariano Scola
                                          -----------------------------------
                                               Director

                                                                     EXHIBIT B

                            SUB-ADVISORY AGREEMENT

   AGREEMENT made this 1st day of January, 1997 by and between Santander Management Inc., a Bahamas corporation, (hereinafter called the "Investment Adviser"), Gestion Santander Mexico, S.A. de C.V., a Mexican corporation (hereinafter called the "Mexican Adviser") and The Emerging Mexico Fund, Inc., a Maryland corporation (the "Fund");

                             W I T N E S S E T H:

   WHEREAS, the Fund is engaged in business as a closed-end non-diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Investment Adviser and the Mexican Adviser are engaged in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

   WHEREAS, the Fund and the Investment Adviser have entered into an Investment Advisory Agreement (the "Investment Advisory Agreement") pursuant to which the Investment Adviser provides investment advice to the Fund and is responsible for the portfolio management of the Fund; and

   WHEREAS, the Mexican Adviser is willing to provide investment advisory services to the Fund on the terms and conditions hereinafter set forth;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained the Fund, the Investment Adviser and the Mexican Adviser agree as follows:

   1. Duties of the Mexican Adviser. The Mexican Adviser hereby undertakes and agrees, upon the terms and conditions herein set forth, (i) to make investment decisions for the Fund, to prepare and make available to the Fund economic research, securities analysis and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out the transactions, all in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus, dated October 3, 1995 (the "Prospectus") and in accordance with guidelines and directions from the Fund's Board of Directors; and (ii) to furnish at the Mexican Adviser's expense clerical services related to research, statistical and investment work.

   2. Expenses of the Mexican Adviser. The Mexican Adviser will bear all expenses necessary to perform its obligations under this Agreement. The Fund and the Investment Adviser assume and shall pay or cause to be paid certain other expenses of the Fund as set forth in the Investment Advisory Agreement.

   3. Compensation of the Mexican Adviser. The Investment Adviser agrees to pay in United States dollars to the Mexican Adviser, as full compensation for the services to be rendered and expenses to be borne by the Mexican Adviser hereunder, a monthly fee at the annual rate of .15% of the Fund's average weekly net assets. For purposes of computing the monthly fee, the value of the net assets of the Fund shall be determined as of the close of business on the business day of each week designated by the Fund's board of directors for each week where the last business day of the week falls within that month and the aggregate value of such assets shall be divided by the number of such weeks. The fee for the period from the end of the last month ending prior to termination of this Agreement, for whatever reason, to the date of termination shall be based on the value of the net assets of the Fund determined as of the close of business on the date of termination, and the fee for such period shall be prorated according to the proportion which such period bears to a full monthly period. Each payment of a monthly fee to the Mexican Adviser shall be made within the ten days next following the day as of which such payment is so computed. The value of the net assets of the Fund shall be determined in accordance with the Prospectus.

   4. Limitation of Liability of the Mexican Adviser; Indemnification. (a) The Mexican Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Mexican Adviser nor its officers, directors, employees, agents or controlling persons as defined in the 1940 Act shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Mexican Adviser in the performance of its duties or by reason of reckless disregard on the part of the Mexican Adviser of its obligations and duties under this Agreement. Any person, even though also employed by the Mexican Adviser, who may be or become an employee of the Fund and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Mexican Adviser.

      (b) The Fund indemnifies the Mexican Adviser to the fullest extent permitted by law against any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Mexican Adviser as the result of any action, suit or proceeding against the Mexican Adviser in its capacity as Mexican Adviser of the Fund in connection with the matters to which this Agreement relates except to the extent that such action, suit or proceeding results from the willful misfeasance, bad faith or gross negligence on the part of the Mexican Adviser or its reckless disregard of its obligations and duties under this Agreement.

   5. Activities of the Mexican Adviser. Nothing herein shall be construed as prohibiting the Mexican Adviser from providing investment advisory services to, or entering into investment advisory agreements with, other clients (including other registered investment companies), including clients that may invest in securities of Mexican issuers.

   6. Duration and Termination of this Agreement. This Agreement shall remain in effect for a period of two years from the date hereof, and shall continue in effect thereafter, but only so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Mexican Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Mexican Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund.

   This Agreement may nevertheless be terminated at any time without penalty, on 60 days' written notice, by the Fund's Board of Directors, by vote of the holders of a majority of the outstanding voting securities of the Fund, by the Investment Adviser or by the Mexican Adviser. Any such notice shall be deemed given when received by the addressee. This Agreement shall automatically be terminated in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the Mexican Adviser's business or to a wholly-owned subsidiary of such corporate successor that does not result in a change of actual control or management of the Mexican Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement.

   7. Amendments of this Agreement. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto other than as contemplated by Section 6. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Mexican Adviser or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to any agreement with the Mexican Adviser, cast in person at a meeting called for the purpose of voting on such approval.

   8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act. As used herein, the terms "interested person", "assignment" and "vote of a majority of the outstanding voting securities", when used in this Agreement, shall have the respective meanings specified in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

   9. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if executed in more than one counterpart the separate instruments shall constitute one agreement.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SANTANDER MANAGEMENT INC.

                                        By: /s/ Mariano Scola
                                            -----------------------
                                            Director

                                        GESTION SANTANDER MEXICO, S.A. de C.V.

                                        By: /s/ Pablo Mancera de A.
                                            ------------------------
                                            General Director

                                        THE EMERGING MEXICO FUND, INC.

                                        By: /s/ Gonzalo de Las Heras
                                            ------------------------
                                            President

                        THE EMERGING MEXICO FUND, INC.
                         1285 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10019
                                    PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints C. William Maher and Brian S. Shlissel as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Emerging Mexico Fund, Inc. (the "Fund") held of record by the undersigned on March 30, 1998 at the Annual Meeting of the Stockholders of the Fund to be held on June 24, 1998 or any adjournment thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND AGAINST ITEMS 3 AND 4.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS.     [ ] FOR All Nominees      [ ]   WITHHOLD     [ ] FOR All Nominees Except
                              Gonzalo de Las Heras     Philip L. Bullen

   If you do not wish your shares voted "For" a particular nominee, mark the "For All Nominees Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.

2. Proposal to ratify the selection of Price Waterhouse LLP as the independent accountants of the Fund.

                                      [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 3.

3. A stockholder proposal seeking to open-end the Fund.       [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

                       (CONTINUED ON THE REVERSE SIDE)

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEM 4.

4. A stockholder proposal seeking termination of the Fund's investment advisory agreement with Santander Management Inc.

                                      [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

5. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.


                                                 Dated _________________, 1998
                                                 X ____________________________

                                                           Signature
                                                 X ____________________________

                                                  Signature, if held jointly

                                                 Please sign exactly as name
                                                 appears hereon. When shares
                                                 are held by joint tenants,
                                                 both should sign. When
                                                 signing as attorney or as
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such. If
                                                 a corporation, please sign
                                                 in full corporate name by
                                                 president or other
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by
                                                 authorized person.

  Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.